Exhibit 99.8
STOCK APPRECIATION RIGHTS AGREEMENT
(STOCK SETTLED)
SURMODICS, INC.
2003 EQUITY INCENTIVE PLAN
     THIS AGREEMENT, made effective as of this _____ day of _______, 20___, by and between SurModics, Inc., a Minnesota corporation (the “Company”), and _______(“Participant”).
W I T N E S S E T H:
     WHEREAS, Participant on the date hereof is a key employee, officer, director of or consultant or advisor to the Company or one of its Subsidiaries; and
     WHEREAS, the Company wishes to grant a stock appreciation right to Participant to pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator of the Plan has authorized the grant of a stock appreciation right to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $_____ per share;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of SAR. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), stock appreciation rights (the “SAR”) with respect to an aggregate of (_____) shares of Common Stock at an exercise price of $  per share on the terms and conditions set forth herein, and subject to adjustment pursuant to Article IV of the Plan. [This SAR is granted in tandem with the ______ Option granted to Participant on ______, 20___(the “Tandem Option”). ]
     2. Duration and Exercisability. The term during which this SAR may be exercised shall terminate on , , except as otherwise provided in Paragraphs 2(b) through 2(d) below. This SAR shall vest and become exercisable according to the following schedule:

Cumulative Percentage
Vesting Date	of Shares

Once the SAR becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this SAR under the terms and conditions of this Agreement until the termination of the SAR as provided herein. If Participant does not exercise this SAR with respect to the full number of shares for which Participant is then entitled to exercise this SAR, Participant may, upon any subsequent exercise prior to this SAR’s termination, exercise this SAR for such previously unexercised portion.
     b. Termination of Relationship (Other than Disability or Death). If Participant ceases to be [an employee] [a consultant] [a nonemployee director] of the Company or any Subsidiary for any reason other than disability or death, this SAR shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this SAR stated in Paragraph 2(a) above. In such period following the termination of Participant’s employment, this SAR shall be exercisable only to the extent the SAR was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this SAR was not exercisable upon such termination of employment, or if Participant does not exercise the SAR within the time specified in this Paragraph 2(b), all rights of Participant under this SAR shall be forfeited.
     c. Disability. If Participant ceases to be [an employee] [a consultant] [a nonemployee director] of the Company or any Subsidiary because of disability (as defined in Code Section 22(e), or any successor provision), this SAR shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment, and (ii) the expiration date of this SAR stated in Paragraph 2(a) above. In such period following the termination of Participant’s employment, this SAR shall be exercisable only to the extent the SAR was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this SAR was not exercisable upon such termination of employment, or if Participant does not exercise the SAR within the time specified in this Paragraph 2(c), all rights of Participant under this SAR shall be forfeited.
     d. Death. In the event of Participant’s death, this SAR shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the date of Participant’s death, and (ii) the expiration date of this SAR stated in Paragraph 2(a) above. In such period following Participant’s death, this SAR shall be exercisable by the person or persons to whom Participant’s rights under this SAR shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the SAR was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised. To the extent this SAR was not exercisable upon the date of Participant’s death, or if such person or persons do not exercise this SAR within the time specified in this Paragraph 2(d), all rights under this SAR shall be forfeited.
     3. Manner of Exercise.
          a. General. This SAR may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which this SAR is being exercised. The exercise of this SAR shall be deemed effective upon receipt of such notice by the Company, and the date of such receipt shall be the “date of exercise” for all purposes under this Agreement. This SAR may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the term of this SAR as provided herein.
          b. Form of Payment. Upon the exercise of all or a portion of this SAR, Participant shall be entitled to that number of shares of Stock calculated using such Stock’s Fair Market Value as of the date of exercise and having an aggregate Fair Market Value equal to (i) the excess of (A) the per share Fair Market Value of the Company’s Common Stock as of the date of exercise over (B) the per share exercise price specified in Paragraph 1 above, multiplied by (ii) the number of shares specified in the Participant’s notice of exercise.
          c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of this SAR, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
          [d. Cancellation of Tandem Option or SAR. Notwithstanding anything in this Agreement to the contrary, the exercise of all or a portion of this SAR shall result in the cancellation of the corresponding right to purchase a like number of shares under the Tandem Option, and the exercise of all or a portion of the Tandem Option shall result in the cancellation of the corresponding right to exercise this SAR for a like number of shares. The Participant may not simultaneously exercise this SAR for a corresponding number of shares purchased through the exercise of the Tandem Option.]

     4. Miscellaneous.
          a. Employment or Other Relationship; Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to continuance of employment or any other relationship by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Participant shall have no rights as a shareholder with respect to shares subject to this SAR until such shares, if any, have been issued to Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.
          b. Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of this SAR (i.e., Participant shall have such “anti-dilution” rights under this SAR with respect to such events, but shall not have “preemptive” rights).
          c. Shares Reserved. The Company shall at all times during the term of this SAR reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          d. Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part by delivering shares of Common Stock received pursuant to this SAR having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant’s request to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

          e. Nontransferability. During the lifetime of Participant, this SAR shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.
          f. 2003 Equity Incentive Plan. The SAR evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this SAR and the Participant and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          g. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this SAR or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          h. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(g) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(g).
          i. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 4(e) above.
          l. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
          m. Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

     ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SURMODICS, INC.

By:

Its:

Participant